September 24, 2012

Robert Jones

Acura Pharmaceuticals, Inc.

616 N. North Court, Suite 120

Palatine, IL 60067

Re:	License, Development and Commercialization Agreement, dated October 30, 2007, by and between Acura Pharmaceutical, Inc. and King Pharmaceuticals Research and Development, Inc. (the “Agreement”)

Dear Robert:

The purpose of this letter agreement is to memorialize the Parties’ (i) termination of the Agreement with respect to certain Products, and (ii) agreement to amend certain post-termination provisions in the Agreement, all as discussed in our recent communications (this “Letter Agreement”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

The Parties hereby acknowledge and agree as follows:

1.	Termination of Certain Products. The Parties acknowledge and agree that, on July 26, 2012, King provided proper written notice of termination, without cause, of the Agreement with respect to Product B, Product C, and Product D, and any Product Line Extension of Product B, Product C, and Product D (collectively, the “Returned Products,” and each individually, a “Returned Product”).

2.	Waiver of Prior Written Notice and Termination Date. With respect to any Returned Product, Acura further acknowledges and agrees to forever and irrevocably waive the requirement to provide twelve (12) months written notice to Acura prior to terminating the Agreement with respect to such Returned Product as described in Section 16.3. The effective date of termination of the Agreement with respect to the Returned Products shall be the date set forth above (the “Letter Agreement Effective Date”).

3.	Limited Waiver of Non-Compete. Notwithstanding King’s termination and return of the Returned Products, the Parties acknowledge and agree that the provisions of the covenant not to compete set forth in Section 13.1(a)(i) and (ii) of the Agreement as of the Letter Agreement Effective Date shall continue to apply, provided however, that the covenant not to compete in Section 13.1(a)(i) shall not apply to Product B or to any Product Line Extension of Product B, and the covenant not to compete in Section 13.1(a)(ii) shall not apply to Product C, Product D (or to any Product Line Extension of Product C or Product D) or to any of the Future Products listed on Schedule A. For avoidance of doubt, Acura and its Affiliates may, directly or indirectly, Commercialize Product B, Product C, Product D, and/or any of the Future Products listed on Schedule A or any Product Line Extension of any of the foregoing or grant any right to Third Parties to Commercialize Product B, Product C, Product D, and/or any of the Future Products listed on Schedule A or any Product Line Extension of any of the foregoing in the Territory. For purposes of clarity, the covenant not to compete set forth in Section 13.1(b)(i) of the Agreement shall not apply to the Returned Products or any of the Future Products listed on Schedule A.

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

4.	Future Product Options. The Parties acknowledge and agree to forever and irrevocably waive any future obligations and rights with respect to the Future Products listed in Schedule A to this Letter Agreement, and any rights and obligations under Sections 2.1(e), 2.1(f), and 8.6 of the Agreement shall terminate as of the Letter Agreement Effective Date.

5.	Trademarks. The Parties acknowledge and agree that the definition of Trademarks set forth in Section 1.86 of the Agreement shall no longer include the marks Acurox or Acuracet. For the avoidance of doubt, Acura shall have the exclusive right to the Acurox and Acuracet trademarks and to any domain names incorporating or utilizing Acurox or Acuracet.

6.	Transition. In connection with the termination of the Agreement with respect to the Returned Products, the Parties acknowledge and agree to follow certain activities to support the transition of the Returned Products all in accordance with Section 16.7(b) of the Agreement, as described in Schedule B to this Letter Agreement (the “Transition Plan”), which Transition Plan shall constitute Acura’s request under Section 16.7(b). The Parties acknowledge and agree that the Joint Steering Committee (or a subcommittee thereof) shall facilitate the implementation of the Transition Plan, provided that the Transition Plan and its implementation may not be amended without the mutual written consent of Acura and King. King will commence delivering the items specified in the Transition Plan as soon as they become available, but final delivery of the Transition Plan in no event shall be later than ninety (90) days from the Letter Agreement Effective Date. With respect to the clinical supplies and samples specified in the Transition Plan, King will deliver to Acura, FOB shipping point, freight collect.

7	Licenses. To facilitate Acura’s continued development of the Returned Products, King hereby grants to Acura: at no cost (1) a fully paid-up non-exclusive license under King Sole Inventions relating to any Returned Product or the Aversion technology to develop, manufacture, use, sell offer for sale and import Returned Products inside the Territory including the right to grant sublicenses and (2) a right to reference and use all regulatory data from Product A inside the Territory for products listed on Schedule A, Product B, Product C and Product D and any Product Line Extensions of the foregoing.

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

8.	Publicity. Neither party will originate any publicity, press release, or other public announcement or make any comment, written or oral, relating to this Letter Agreement without the advance written consent of the other Party (except as has been previously consented), unless such announcement is required by law or the regulations of a national securities exchange. A Party required by law, rule or regulation or the regulation of a national securities exchange to make such an announcement will give the other Party an opportunity to review the form or content of such announcement and make comments upon it in advance. Either Party may issue a press release in the form substantially similar to Schedule C to this Letter Agreement. The Parties acknowledge that Acura will file a Form 8-K with the Securities and Exchange Commission regarding this Letter Agreement and will be attaching a redacted copy of the Letter Agreement to such 8-K (or a Form 10-Q or 10-K as appropriate) requesting confidential treatment of certain information and the 8-K and redacted copy will be treated as a public announcement as described herein.

9.	Confidentiality. The terms of this Letter Agreement and the Schedules attached hereto shall be deemed Confidential Information of Disclosing Party.

Except as explicitly set forth in this Letter Agreement, no amendment or modification to the Agreement is hereby made.

Sincerely,

King Pharmaceuticals Research and Development, Inc.

By:	/s/ Robert B. Lamm

Name:	Robert B. Lamm

Title:	Vice President

Accepted and agreed as of the date first set forth above.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert B. Jones

Name: Robert B. Jones

Title: President and Chief Executive Officer

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

SCHEDULE A

List of mu opioids* for which Pfizer forever and irrevocably waives any future obligations and rights with respect to the Future Products

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

* Includes all pharmaceutically acceptable salts thereof.

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

SCHEDULE B

1.	Definitions (all including Acura’s Aversion® Technology):

Product B (oxycodone/APAP/niacin)	Product B-LE (oxycodone/APAP)
Product C (hydrocodone/APAP/niacin)	Product C-LE (hydrocodone/APAP)

Product D [***]	Product D-LE [***]

* Denotes High Priority Items for early transfer, if possible

2.	Products B, C and D (products with niacin)

[***]

3.	Product B-LE

[***]

Product C-LE [***]

Product D-LE [***]

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]

SCHEDULE C

Form of Release

Acura Pharmaceuticals Announces Earlier Return of Development Products

Palatine, IL - (XXXXXXX, YY, 2012) - Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company developing products intended to address medication abuse and misuse, announced today a letter agreement with Pfizer Inc. providing for the termination of Pfizer’s license to Acura’s AVERSION Technology used in three developmental opioid products as of [date as inserted in the agreement] and the transfer of those products back to Acura. On July 26, 2012 Acura was notified by Pfizer of its intention to terminate the license to the three development products which carried a 12 month notice period under the terms of the companies’ 2007 license agreement.

The developmental products being returned to Acura are oxycodone hydrochloride with acetaminophen, hydrocodone bitartrate with acetaminophen and a third previously unnamed opioid, all of which utilize Acura’s AVERSION technology. The AVERSION Technology utilizes a proprietary mixture of inactive ingredients to discourage tampering of a product for abusive purposes.

“We are pleased that Pfizer agreed to an earlier return of these development products for development by Acura”, said Bob Jones, President and Chief Executive Officer of Acura Pharmaceuticals.

[***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been separately filed with the Commission.]